Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement, dated as of December 29, 2010 (this “Security Agreement”), is made by Transgenomic, Inc., a Delaware corporation (the “Company”), in favor of PGxHealth, LLC, a Delaware limited liability company (together with its successors or assigns, “Secured Party”).  Capitalized terms used and not otherwise defined herein are intended to have the meanings given to them in the Purchase Agreement (as defined below).

Recitals

Whereas, Secured Party is a party to that certain Asset Purchase Agreement, dated November 29, 2010, by and among the Company, Secured Party and Clinical Data, Inc., a Delaware corporation (“Clinical Data”), as amended by that certain Amendment to Asset Purchase Agreement, dated December 29, 2010, by and among the Company, Secured Party and Clinical Data (the “Purchase Agreement”);

Whereas, pursuant to the terms of the Purchase Agreement, the Company has issued to Secured Party (i) a secured promissory note dated as of the date hereof in the initial aggregate principal amount of $8,639,650 (as amended, supplemented or otherwise modified from time to time, the “First Note”) and (ii) a secured promissory note dated as of the date hereof in the initial aggregate principal amount of $988,500 (as amended, supplemented or otherwise modified from time to time, the “Second Note” and together with the First Note, the “Notes”); and

Whereas, it is a condition to Secured Party’s acceptance of the Notes that the Company shall have granted the security interests and undertaken the obligations contemplated by the Notes and this Security Agreement.

Agreement

Now, Therefore, in consideration for the agreements set forth herein and in order to induce Secured Party to consummate the transactions contemplated by the Purchase Agreement, the Company hereby agrees with Secured Party as follows:

1.           Defined Terms.  When used in this Security Agreement, the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which the Company now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyright License” means any agreement, whether in written or electronic form, in which the Company now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether the Company is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which the Company has obtained the exclusive right to use a copyright owned by a third party.

“Copyrights” means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of the Company) by the Company or in which the Company now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of the Company) or acquired by the Company, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

“Event of Default” means (i) any failure by the Company forthwith to pay or perform any of the Secured Obligations, (ii) any report, information or notice made to, obtained or received by Secured Party at any time after the date hereof shall indicate that Secured Party’s security interest in the Collateral is not prior to all other security interests or other interests in the Collateral reflected in such report, information or notice, (iii) any breach by the Company of any warranty, representation, or covenant set forth herein, and (iv) any “Event of Default” as defined in the Notes.

“Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by the Company or in which  the Company now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, License, trade secret, customer list, marketing plan, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

“IP Security Agreement” means the Intellectual Property Security Agreement of even date herewith by and between the Company and Secured Party and all Schedules thereto, as the same may from time to time be amended, modified, supplemented or restated.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by the Company or in which the Company now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Patent License” means any agreement, whether in written or electronic form, in which the Company now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether the Company is the licensee or the licensor thereunder).

“Patents” means all of the following in which the Company now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

“Permitted Lien” means: (a) material Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Secured Party’s security interests created hereunder; (b) Liens (i) upon or in any Equipment acquired or held by the Company to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment provided in each case such lien does not secure more than the purchase price of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the proceeds of such Equipment; (c) leases or subleases and non-exclusive licenses or non-exclusive sublicenses granted to others in the ordinary course of the Company’s business if such are otherwise permitted under this Security Agreement and do not interfere in any material respect with the business of the Company; (d) any right, title or interest of a licensor under a license provided that such license or sublicense does not prohibit the grant of the security interest granted hereunder; (e) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default; (f) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of the Company; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (h) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and (j) Liens, not otherwise permitted, which do not in the aggregate exceed $35,000 at any one time.

“Secured Obligations” means (a) the obligation of the Company to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Notes, and the performance when due of all covenants and agreements by the Company under the Notes and this Security Agreement, and (b) the obligation of the Company to pay any fees, costs or expenses of Secured Party under the Notes, this Security Agreement, or the IP Security Agreement, if any.

“Trademark License” means any agreement, whether in written or electronic form, in which the Company now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether the Company is the licensee or the licensor thereunder).

“Trademarks” means any of the following in which the Company now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Delaware (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of Delaware) shall refer to that Article (or Division, as applicable) as from time to time in effect; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: “Account” (including health-care-insurance receivables), “Account Debtor”, “Chattel Paper” (including tangible and electronic chattel paper), “Commercial Tort Claims”, “Commodity Account”, “Deposit Account”, “Documents”, “Equipment” (including all accessions and additions thereto), “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Money”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Securities Account”, and “Supporting Obligations”.  Each of the foregoing defined terms shall include all of such items now owned or hereafter acquired by the Company and wherever the same may be located.  Any other capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Notes or Purchase Agreement.

2.           Grant of Security Interest.  As collateral security for the full, prompt,  complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to close the transactions contemplated by the Purchase Agreement, the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a security interest in all of the Company’s right, title and interest in, to and under all of the assets of the Company, wherever the same may be located (all of which being collectively referred to herein as the “Collateral”), including the following:

(a)           All Accounts of the Company;

(b)           All Chattel Paper of the Company more particularly described on Schedule B attached hereto;

(c)           The Commercial Tort Claims of the Company more particularly described on Schedule A attached hereto;

(d)           All Commodity Accounts of the Company more particularly described on Schedule C attached hereto;

(e)           All Contracts of the Company;

(f)           All Deposit Accounts of the Company more particularly described on Schedule C attached hereto;

(g)           All Documents of the Company;

(h)           All General Intangibles of the Company, including, without limitation, Intellectual Property;

(i)            All Goods of the Company, including without limitation, Equipment, Inventory and Fixtures;

(j)           All Instruments of the Company, including, without limitation, Promissory Notes more particularly described on Schedule B attached hereto;

(k)           All Investment Property of the Company more particularly described on Schedule B attached hereto;

(l)            All Letter-of Credit Rights of the Company;

(m)          All Money of the Company;

(n)           All Securities Accounts of the Company more particularly described on Schedule C attached hereto;

(o)           All Supporting Obligations of the Company;

(p)           All property of the Company held by Secured Party, or any other party for whom Secured Party is acting as agent, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Company, or as to which the Company may have any right or power;

(q)           All other goods and personal property of the Company, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to the Company; and

(r)           To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

If the Company shall at any time acquire a Commercial Tort Claim, the Company shall immediately notify Secured Party in a writing signed by the Company of the brief details thereof and grant to Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to Secured Party.

3.           Rights Of Secured Party; Collection Of Accounts.

3.1           Obligations of the Company.  Notwithstanding anything contained in this Security Agreement to the contrary, the Company expressly agrees that it shall remain liable under each of the Assumed Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Assumed Contract.  Secured Party shall not have any obligation or liability under any Assumed Contract by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Assumed Contract pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any Assumed Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Assumed Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

3.2           Collections.  Secured Party authorizes the Company to collect its Accounts constituting Collateral, provided that such collection is performed in a prudent and businesslike manner, and Secured Party may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time.  Upon the occurrence and during the continuance of any Event of Default, at the request of Secured Party, the Company shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts constituting Collateral, including, without limitation, all original orders, invoices and shipping receipts.

3.3           Notification of Third Parties.  Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, upon written notice to the Company of its intention to do so, notify Account Debtors of the Company on Accounts constituting Collateral, parties to the Assumed Contracts of the Company, and obligors in respect of Instruments of the Company constituting Collateral that the Accounts constituting Collateral and the right, title and interest of the Company in and under such Assumed Contracts and  Instruments constituting Collateral have been assigned to Secured Party and that payments shall be made directly to Secured Party.  Upon the request of Secured Party upon and during the pendency of an Event of Default, the Company shall so notify such Account Debtors of the Company on Accounts constituting Collateral, parties to such Assumed Contracts and obligors in respect of such Instruments of the Company constituting Collateral.  Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Assumed Contracts, and obligors in respect of such Instruments to verify with such parties, to Secured Party’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

4.           Representations And Warranties.  The Company hereby represents and warrants to Secured Party that:

4.1           Ownership of Collateral.  Except for the security interest granted to Secured Party under this Security Agreement and Permitted Liens, the Company is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder.

4.2           No Other Liens.  No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by the Company in favor of Secured Party pursuant to this Security Agreement and except for Permitted Liens.

4.3           Security Interest.  This Security Agreement creates a legal and valid first priority security interest on and in all of the Collateral in which the Company now has rights.

5.           Covenants of the Company.  The Company covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

5.1           Change of Jurisdiction of Organization, Relocation of Business or Collateral.  The Company’s principal place of business and the place where its records concerning the Collateral are kept is at Transgenomic, Inc., 12325 Emmet Street, Omaha, Nebraska 68164, and the Company shall not change its jurisdiction of organization, relocate its principal place of business, remove such records or allow the relocation of any Collateral (except as allowed pursuant to Section 6.2) without thirty (30) days prior written notice to Secured Party.

5.2           Limitation on Liens on Collateral.  The Company shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except for Permitted Liens and the Lien granted to Secured Party under this Security Agreement.  The Company shall further use commercially reasonable efforts to defend the right, title and interest of Secured Party in and to any of the Company’s rights under the Collateral against the material claims and demands brought by third parties.

5.3           Limitations on Modifications of Accounts, Etc.  Upon the occurrence and during the continuance of any Event of Default, the Company shall not, without Secured Party’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of the Company’s business.

5.4           Insurance.  The Company shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to the Company.

5.5           Taxes, Assessments, Etc.  The Company shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Equipment constituting Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

5.6           Maintenance of Records.  The Company shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.  The Company shall not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

5.7           Notification Regarding Changes in Intellectual Property.  The Company shall:

(a)           promptly advise Secured Party in writing of any subsequent ownership right or interest of the Company in or to any Copyright, Patent, Trademark or License;

(b)           promptly give Secured Party written notice of any applications or registrations of intellectual property rights pertaining to Patents or Trademarks filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any; and

(c)           prior to the filing of any such applications or registrations, shall execute such documents as Secured Party may reasonably request for Secured Party to maintain its perfection and priority in such intellectual property rights to be registered by the Company, and upon the request of Secured Party, shall file such documents simultaneously with the filing of any such applications or registrations.

5.8           Defense of Intellectual Property.  The Company shall (a) protect, defend and maintain the validity and enforceability of its Patents and Trademarks, (b) use its commercially reasonable efforts to detect infringements of its Patents and Trademarks and promptly advise Secured Party in writing of material infringements detected and (c) not allow any of its Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the prior written consent of Secured Party.

5.9           Further Assurances; Pledge of Instruments.  At any time and from time to time, upon the written request of Secured Party, and at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to Secured Party in any item of Collateral held by the Company or in which the Company has any right or interest, (b) executing, delivering and causing to be filed any financing or continuation statements (including “in lieu” continuation statements) under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Secured Party in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect Secured Party’s interest in the Collateral, (d) transferring the Collateral to Secured Party’s possession (if a security interest in such Collateral can be perfected only by possession), (e) at Secured Party’s reasonable request, placing the interest of Secured Party as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle or other item of Collateral owned by the Company which is covered by a certificate of title (or similar evidence of ownership), (f) executing and delivering and causing the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to each Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which the Company now or hereafter has any right or interest in order to perfect the security interest created hereunder in favor of Secured Party (including giving Secured Party “control” over such Collateral within the meaning of the applicable provisions of Article 8 and Article 9 of the UCC), (g) at Secured Party’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of Secured Party’s security interest in, or claim in or under, any policy of insurance (including unearned premiums) and (h) at Secured Party’s reasonable request, using its commercially reasonable efforts to obtain acknowledgments from bailees having possession of any Collateral with a value in excess of $25,000 and waivers of liens from landlords and mortgagees of any location where any of Collateral  with a value in excess of $25,000 may from time to time be stored or located.  Secured Party may at any time and from time to time file financing statements, continuation statements (including “in lieu” continuation statements) and amendments thereto that describe the Collateral as all assets of the Company or words of similar effect.  Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of the Company and may be filed at any time in any jurisdiction.  The Company also hereby authorizes Secured Party to file any such financing or continuation statement (including “in lieu” continuation statements) without the signature of the Company.

6.           Negative Covenants.  The Company covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full, the Company shall not, and shall not permit any subsidiary to:

6.1           Indebtedness.  Create, issue, incur, assume, become liable in respect of or suffer to exist any indebtedness for borrowed money other than the indebtedness incurred under the Notes and this Security Agreement or indebtedness incurred in connection with a Permitted Lien.

6.2           Disposition of Collateral.  Sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than (a) the sale of Inventory, (b) the granting of non-exclusive Licenses, and (c) the disposal of worn-out or obsolete Equipment, all in the ordinary course of the Company’s business.

6.3           Restricted Payments.  (a) Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any indebtedness for borrowed money, or (b) declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any capital stock of the Company or any subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any subsidiary (collectively, “Restricted Payments”).

7.           Secured Party’s Appointment as Attorney-in-Fact; Performance by Secured Party.

(a)           Subject to Section 7(b) below, the Company hereby irrevocably constitutes and appoints Secured Party, and any officer or agent of Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time at Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of the Company, without notice to or assent by the Company to do the following:

(i)           to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of the Company, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(ii)           to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Secured Party and not the Company;

(iii)          to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Party or as Secured Party shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against the Company with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as Secured Party may deem appropriate, (7) license, or, to the extent permitted by an applicable License, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyright, Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as Secured Party shall in its discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes; and

(iv)          to do, at Secured Party’s option and the Company’s expense, at any time, or from time to time, all acts and things which Secured Party may reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.

(b)           Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to Secured Party pursuant to this Section 7.  The Company hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof.  The power of attorney granted pursuant to this Section 7 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid.

(c)           If the Company fails to perform or comply with any of its agreements contained herein and Secured Party, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and costs, of Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the highest per annum rate of interest charged on the Loans, shall be payable by the Company to Secured Party within five (5) business days of demand and shall constitute Secured Obligations secured hereby.

8.           Rights And Remedies Upon Default.  After any Event of Default shall have occurred and while such Event of Default is continuing:

(a)           Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the IP Security Agreement, the Notes or the Purchase Agreement and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, the Company expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Intellectual Property, Intellectual Property Right or process used or owned by the Company and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  To the extent the Company has the right to do so, the Company authorizes Secured Party, on the terms set forth in this Section 8 to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of Secured Party, appears to be prior or superior to its security interest.  Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases.  The Company further agrees, at Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which Secured Party shall reasonably select, whether at the Company’s premises or elsewhere.  Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 8(f), below and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to the Company.  To the maximum extent permitted by applicable law, the Company waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral.  The Company agrees that Secured Party need not give more than ten (10) days’ notice  of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party is entitled from the Company, the Company also being liable for the attorney costs of any attorneys employed by Secured Party to collect such deficiency.

(b)           As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Secured Party shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 8(b), and shall not be required to effect such registration or cause the same to be effected.  Without limiting the generality of the foregoing, in any such event Secured Party may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof.  In addition to a private sale as provided above in this Section 8(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Secured Party shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Secured Party may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

(c)           The Company agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and the Company further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to the Company for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(d)           The Company also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(e)           The Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(f)           The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

First, to Secured Party in an amount sufficient to pay in full the costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, attorneys’ fees;

Second, to Secured Party in an amount equal to the then unpaid Secured Obligations; and

Finally, upon payment in full of the Secured Obligations, to the Company or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

9.           Indemnity.  The Company agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement; and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and the Company, under this Security Agreement (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of Secured Party’s gross negligence or willful misconduct.

10.           Limitation on Secured Party’s Duty in Respect of Collateral.  Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as the Company requests in writing except during an Event of Default, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.

11.           Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12.          Miscellaneous.

12.1           Waivers; Modifications.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Company and Secured Party.

12.2           Termination of this Security Agreement.  Subject to Section 9 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

12.3           Successor and Assigns.  This Security Agreement and all obligations of the Company hereunder shall be binding upon the successors and assigns of the Company, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of the Notes and their respective successors and assigns.

12.4           Governing Law.  In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of another state.

12.5           Counterparts.  This Security Agreement may be executed in counterparts and by facsimile signatures, any one of which need not contain the signatures of more than one Party and each of which shall be an original, but all such counterparts taken together shall constitute one and the same instrument.  The exchange of copies of this Security Agreement or amendments thereto and of signature pages by facsimile transmission or by e-mail transmission in portable digital format (or similar format) shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Security Agreement or amendment for all purposes.  Signatures of the Parties transmitted by facsimile or by e-mail transmission in portable digital format (or similar format) shall be deemed to be their original signatures for all purposes.

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In Witness Whereof, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

COMPANY:

Transgenomic, Inc.

By:	/s/ Craig J. Tuttle
Craig J. Tuttle
President and Chief Executive Officer

SECURED PARTY:

PGxHealth, LLC

By:  PGxHealth Holdings, Inc.
Its:  Sole Member

By: /s/ Caesar J. Belbel

Printed Name:  Caesar J. Belbel

Title:  Executive Vice President and Chief Legal Officer

[Signature Page to Security Agreement]